                                                                    EXHIBIT 10.3


                                   CONTRACT


                                    C262RS


                                    BETWEEN


                                 MOTOROLA, INC.


                    GOVERNMENT AND SYSTEMS TECHNOLOGY GROUP


                                      AND


                           SOFTWARE TECHNOLOGY, INC.


                              IN SUPPORT OF THE


                         IRIDIUM(R) COMMUNICATIONS SYSTEM


                               FEBRUARY 7, 1994




------------------------------
IRIDIUM is a registered trademark and service mark of Iridium, Inc.

                               TABLE OF CONTENTS

PREAMBLE...................................................................   4

RECITALS...................................................................   4

CLAUSES....................................................................   4

     1.   DESCRIPTION OF WORK..............................................   4

     2.   PERFORMANCE SCHEDULE.............................................   6

     3.   PRICE AND PAYMENT................................................   6

     4.   INVOICES.........................................................   6

     5.   AUTHORIZED REPRESENTATIVES.......................................   6

     6.   GENERAL TERMS AND CONDITIONS.....................................   7

     7.   EXHIBITS.........................................................   7

     8.   ORDER OF PRECEDENCE..............................................   7

     9.   KEY PERSONNEL....................................................   8

     10.  DEVELOPMENT OF COPYRIGHTABLE WORKS AND SOFTWARE..................   8

     11.  PROPRIETARY INFORMATION..........................................   8

     12.  CODE OF CONDUCT..................................................   9

     13.  DEVELOPMENT AND OWNERSHIP OF OS/COMET ENHANCEMENTS...............   9

     14.  OS/COMET SOFTWARE SOURCE CODE IN ESCROW..........................   9

     15.  BACKGROUND INTELLECTUAL PROPERTY DESCRIPTION.....................   9

     16.  ASSIGNMENT OF COPYRIGHTS.........................................  10

     17.  TERMINATION OF LETTER CONTRACT...................................  10

     18.  MODIFICATION OF GENERAL TERMS AND CONDITIONS.....................  10

     19.  RELATIONSHIP WITH OTHER AGREEMENTS...............................  11

     20.  EFFECTIVE DATE...................................................  11

SIGNATURES.................................................................  11

EXHIBITS

GENERAL TERMS AND CONDITIONS.......................................  PREPRINTED

KEY PERSONNEL LIST........................................................  B-1

COPYRIGHT ASSIGNMENT......................................................  C-1

OS/COMET DEFINITION.......................................................  D-1

MOTOROLA CODE OF CONDUCT..................................................  E-1

OS/COMET SOFTWARE SITE LICENSE AGREEMENT..................................  F-1

MAINTENANCE SUPPORT.......................................................  G-1

DELIVERABLES AND DELIVERY SCHEDULE........................................  H-1

PRICES AND PAYMENT SCHEDULE...............................................  I-1

STATEMENT OF WORK - BUILD 2.............................................  J.1-1

                                   PREAMBLE

This contract is entered into between Motorola, Inc., acting through the Satellite Communications Division of the Government and Systems Technology Group, (hereinafter "Motorola"), a Delaware corporation with offices located at 2501 South Price Road, Chandler, Arizona 85248-2899, and Software Technology, Inc. (hereinafter "STI"), a Florida corporation with offices located at 1225 Evans Road, Melbourne, Florida 32904-2314.

                                   RECITALS

     WHEREAS, Motorola is developing a global personal communications system known as the IRIDIUM Communications System that will use a constellation of satellites in low-earth orbit, and a number of "gateway" surface facilities in various countries around the world that will link the satellites with the public-switched telephone network; and,

     WHEREAS, Iridium, Inc., a privately-owned Delaware corporation is intended to become the owner/operator of the Space System portion of the IRIDIUM Communications System; and,

     WHEREAS, Motorola and Iridium, Inc. executed an IRIDIUM Space System Contract which is intended to function as the mechanism whereby Motorola will sell to Iridium, Inc. the Space System portion of the IRIDIUM Communications System; and,

     WHEREAS, Iridium, Inc. and Motorola have executed an IRIDIUM Communications System Operations and Maintenance Contract, whereby Motorola will operate and maintain the IRIDIUM Space System for a period of five years following completion of the Space System Contract; and,

     WHEREAS, Motorola intends to supply various Gateway configurations under separate contracts with operators of IRIDIUM Gateways; and,

     WHEREAS, this Contract is intended to function as the vehicle by which STI shall provide Satellite and Ground Control Software for the System Control Segment of the IRIDIUM Communications System as a subcontractor to Motorola under the aforementioned Contracts; and,

     NOW, THEREFORE, in consideration of the foregoing, Motorola and STI (the "Parties") agree as follows:

                                    CLAUSES

1.   DESCRIPTION OF WORK.

     (a) STI shall license the OS/COMET software described in OS/COMET Definition, Exhibit D, under terms of the mutually agreed to OS/COMET Software Site License Agreement, Exhibit F. As Contract Line Item Number (CLIN) 1.1, STI shall install OS/COMET Release 2.1 on Motorola's designated computer platform in accordance with the provisions of Exhibit J.1, Statement of Work - SGC Build 2.

     (b) As CLIN 1.2, STI shall provide Maintenance Support for the OS/COMET software in accordance with the provisions of Exhibit G, "Maintenance Support".

     (c) STI shall provide, on a firm-fixed-price basis, the necessary labor, materials, personnel, facilities and services required to design, develop, manufacture, test and deliver Satellite & Ground Control ("SGC") software. The SGC software to be provided under this Contract shall be accomplished under tasks, otherwise known as Software Builds (sequentially numbered 2


February 7, 1994                                                         Page 4
through 6), which shall be defined, negotiated, and authorized on an incremental basis. Each Software Build undertaken shall be in accordance with its own Statement of Work (SOW). As Software Builds are defined and negotiated, an amendment to this Contract authorizing the work, and defining prices, payments, and delivery schedules for the particular Software Build shall be executed.

          (i) As CLIN 2.1, STI shall provide SGC Software Build 2 in accordance with Exhibit J.1, Statement of Work - SGC Build 2;

     (d) Motorola and STI are in agreement that Design-To-Cost (DTC) principles will be applied to ensure that Motorola receives the best and most useful Satellite and Ground Control (SGC) software application that can be delivered for the price. The following list of DTC principles shall be applied as guidelines for Motorola and STI to follow in achieving the desired SGC capability:

          (i) The overall DTC objective is to deliver all SGC Software Builds (2 thru 6) for an aggregate price for all Software Builds not to exceed U.S. $10,100,000.

          (ii) For purposes of these DTC principles, the total scope ("Baseline Capability") of the SGC software development is defined by (1) the System Control Segment Control Facility Software Capabilities Description, dated October 6, 1993, as modified and/or supplemented by: (2) the SCS Control Facility I&T Plan, PLN E0002.SCS.(3) the SCS Build for Systems Builds 1, 2, 3, dated August 4, 1994 and (4) the "Features Matrix" for Build 2.

          (iii) STI is expected to provide domain expertise in its design of the SGC software, wherein STI will derive specific design requirements from the higher-level requirements provided by Motorola in the SOW and the "Features Matrix" or the BO Specification (when it replaces the "Features Matrix") for each Software Build. STI shall be responsible for performing trade-off of SGC capabilities and implementation approaches versus cost, leading to development and delivery of SGC software that most completely satisfies Motorola's requirements within the DTC objective specified in subparagraph (i) above and within the firm-fixed price for the specific Software Build.

          (iv) As the SGC software design evolves, its cost, schedule and capability shall be assessed as a part of the Top Level Design Reviews (TLDR) for each Software Build. Whenever in Motorola's opinion the current design in estimated to exceed stated cost or schedule requirements or it is determined by Motorola that the current design will not meet Motorola's Baseline Capability requirements, STI shall perform analyses and trade-off at the direction of and in consultation with Motorola, to determine the design or other changes, if any, necessary to meet Motorola's requirements.

          (v) If Motorola has introduced, or caused to be introduced, changes which require features or capabilities which exceed, or are less than, those specified in the Baseline Capability, Motorola, with support from STI, shall conduct impact analyses and either adjust the DTC objective to a new mutually agreed upon objective, or adjust the mix of requirements in the Baseline Capability (with STI's concurrence) so that the DTC objective is reasonably achievable.

          (vi) STI shall establish and maintain vigorous communications with key Motorola technical and contracting personnel to thoroughly and effectively communicate

February 7, 1994                                                         Page 5

Contract C262RS


               the nature and impact of design changes that result from the considerations outlined above.

     (e) STI shall collocate sufficient Systems Engineers and Project Management personnel with the SGC Product Team in Motorola's Chandler, Arizona facilities to satisfy Software Build SOW's. Motorola shall provide STI personnel who are required to be on-site at Motorola's Satellite Communications Division facilities at Chandler, Arizona with office space, telephone and other facilities reasonably required for the performance of the tasks associated with a Software Build SOW.

2.   PERFORMANCE SCHEDULE

     (a) For SGC Software Build 2 STI shall perform all work hereunder and deliver the Goods, Documentation and Services of Contract Line Item Numbers (CLIN's) 1.1 through 2.1 as required by the Statement of Work - SGC Build 2, Exhibit J.1, in accordance with the performance schedule in Exhibit H, Deliverables and Delivery Schedule.

3.   PRICE AND PAYMENT.

     (a) SGC Software Build 2. For complete and timely delivery of the Goods, Documentation and Services specified in CLIN(s) 1.1 through 2.1, Motorola shall pay STI the firm-fixed-prices specified in Exhibit I, Prices and Payment Schedule.

4.   INVOICES

     Invoices for payment shall be sent to Motorola at the following address:

          MOTOROLA, Inc.
          Government and Systems Technology Group
          Accounts Payable
          P.O. Box 9B
          Scottsdale, AZ 85252

     A copy of each invoice shall be sent concurrently to Motorola's Contracting Representative.

5.   AUTHORIZED REPRESENTATIVES.

     (a) The only representatives of Motorola and STI authorized to make changes to this Contract and to sign contractual documents (the "Contracting Representatives") are the following:

     MOTOROLA                                     SOFTWARE TECHNOLOGY, INC.
     Satellite Communications Division
     2501 South Price Road                         1225 Evans Road
     Chandler, Arizona 85248-2899                 Melbourne, Florida 32904-2314





February 7, 1994                                                          Page 6

     Attn: Robert Seiber, Mail Stop G1153         Attn: Don Riordan
     Strategic Business Manager                   Secretary/Treasurer
     Phone: (602) 732-2734                        Phone: (407)723-3999
     FAX: (602) 732-6124                          FAX: (407) 676-4510

     Alternate:                                   Alternate:
     Attn: Rose Gazarek, Mail Stop G1153          Attn:
     Strategic Business Manager
     Phone: (602) 732-2062                        Phone:
     FAX: (602) 732-6124                          FAX:

     (b) Either Party may change its aforementioned representatives at any time by providing written notice to the other Party.

6.   GENERAL TERMS AND CONDITIONS

     MOTOROLA'S GENERAL TERMS AND CONDITIONS OF PURCHASE FOR THE IRIDIUM COMMUNICATIONS SYSTEM (Apr 94) attached hereto as Exhibit A shall govern this Contract, except to the extent expressly modified herein. Provisions of this Contract shall be referred to as "Clauses" and provisions of Exhibit A shall be referred to as "Articles."

7.   EXHIBITS

     The following Exhibits attached hereto are hereby incorporated by reference into this Contract:

     Exhibit A    Motorola's General Terms and Conditions of Purchase for the
                  IRIDIUM Communications System (Apr 94).

     Exhibit B    Key Personnel List

     Exhibit C    Copyright Assignment

     Exhibit D    OS/COMET Definition

     Exhibit E    Motorola Code of Conduct

     Exhibit F    OS/COMET Software License Agreement

     Exhibit G    Maintenance Support

     Exhibit H    Deliverables and Delivery Schedule

     Exhibit I    Prices and Payment Schedule

     Exhibit J.1  Statement of Work - SGC Build 2

8.   ORDER OF PRECEDENCE

     In the event of any inconsistency among or between the parts of this Contract, such inconsistency shall be resolved by giving precedence in the order of the parts as set forth below:

     (a)  These Contract Clauses

     (b)  Exhibit A, General Terms and Conditions of Purchase


February 7, 1994                                                          Page 7

     (c)  Exhibit J.1, Statement of Work - SGC Build 2

     (d)  Exhibit H, Deliverables and Delivery Schedule

     (e)  Exhibit I, Prices and Payment Schedule

     (f)  Exhibit F, OS/COMET Software License Agreement

     (g)  Exhibit C, Copyright Assignment

     (h)  Exhibit D, OS/COMET Definition

     (i)  Exhibit G, Maintenance Support

     (j)  Exhibit B, Key Personnel List

     (k)  Exhibit E, Motorola Code of Conduct

9.   KEY PERSONNEL.

     It is understood that the key STI personnel assigned to this work and identified in Exhibit B are essential to the successful completion of the work hereunder and that they shall not be reassigned or replaced except upon unusual and pressing changes in business conditions. STI shall notify Motorola ten (10) days prior to reassignment or replacement of any key personnel. All changes in key personnel must be pre-approved by Motorola. Any replacement of key personnel must be with personnel who are equally knowledgeable and capable.

10.  DEVELOPMENT OF COPYRIGHTABLE WORKS AND SOFTWARE.

    (a) If the work identified in Clause I, Description of work, of this Contract includes the development of copyrightable works, including software, to be created in whole or in part by STI and or its Subcontractors, such copyrightable works are works for hire for Motorola. Such copyrightable works are and shall be the exclusive property of Motorola, in which Motorola has all rights, title and interest, including copyright renewal rights.

     (b) STI does not have and shall not be deemed to have any rights, title, or interest in such copyrightable works or in software developed under this Contract whether under trade secret, copyright, patent or other intellectual property laws.

      (c) STI will not disclose copyrightable works or software developed hereunder to third parties unless the disclosure is specifically authorized in writing by Motorola.

     (d) STI will assist Motorola and its nominees in every reasonable way during and subsequent to the term of this Contract (at Motorola's request and expense) to obtain for Motorola or its nominee's benefit, copyrights or other forms of legal protection on such works throughout the world.

11.  PROPRIETARY INFORMATION.

     The Parties have executed a Mutual Non-Disclosure Agreement ("NDA"), dated 21 February 1991 and amended 19 March 1993. For purposes of this Contract,
Article 10 of the "General Terms and Conditions of Purchase" dated April, 1994 (Exhibit A), entitled "Intellectual Property Rights", shall suspersede the NDA. Otherwise. The NDA shall remain in full force and effect.



February 7, 1994                                                          Page 8

12.  CODE OF CONDUCT.

    Notwithstanding STI's status as an independent contractor, STI agrees that, with respect to all work performed under or related to this Contract, STI will comply with all applicable provisions of the Motorola CODE OF CONDUCT (CODE), Exhibit E hereof. Should STI require interpretation of any section of the CODE or its application to any specific situations, STI shall contact Motorola's Senior Counsel, Bryan Cheuvront, at 2501 S. Price Road, Chandler, Arizona (602) 732-3181. STI agrees to identify and hold Motorola harmless of, from, for and against all claims or damages arising from its failure to comply with this provision.

13.  DEVELOPMENT AND OWNERSHIP OF OS/COMET ENHANCEMENTS.

     STI understands and agrees that STI shall find, independently from this Contract funding, and develop features and/or enhancements identified as OS/COMET Release 2.1. These features shall be incorporated as part of the OS/COMET product as offered for sale to the general public. STI further understands and agrees that the development of these features and enhancements and their incorporation into the OS/COMET software is of critical importance to Motorola. STI further agrees that these features and enhancements shall be made available to Motorola as part of the SGC software in accordance with the schedule identified in Exhibit H, Deliverables and Delivery Schedule.

14.  OS/COMET SOFTWARE SOURCE CODE IN ESCROW.

     (a) STI hereby agrees to place OS/COMET software source code and any related documentation in escrow with a mutually acceptable, United States of America based, software escrow agent. Further, STI shall agree that the agreement with the escrow agent provides for release of the source code and related documentation to Motorola under the following conditions.

          (i) STI is unwilling or unable to support or maintain the OS/COMET software in breach of the provisions of this Contract; or

          (ii)   STI, as a corporation, is declared bankrupt or is dissolved; or

          (iii)  this Contract is terminated for Default under the provisions of
                 Article 21, Default, or the General Terms and Conditions of Purchase (Exhibit A), or

          (iv) if the ownership of a majority of the outstanding shares of stock of STI is acquired by a third party (either by a change or series of changes is such ownership) and such third party indirectly competes with Motorola in terrestrial or space-based cellular communications.

      (b) The period for which OS/COMET software and related documentation, including updated source code and related documentation corresponding to any new product releases which STI may from time to time produce, shall be maintained in escrow for a minimum of nine (9) years from the date of this Contract. Motorola may, solely at its option, elect to cancel the requirement for this Escrow Account at any time prior to the expiration of this nine (9) year period.

15.  BACKGROUND INTELLECTUAL PROPERTY DESCRIPTION.

     Exhibit D, entitled "OS/COMET definition", contains a description of the OS/COMET software, associated layered applications, and related documentation constituting the OS/COMET software as of the date of this Contract. This description shall serve as further definition of the "Background Intellectual Property" as described in Article 10, Intellectual Property Rights, of the


February 7, 1994                                                         Page 9

General Terms and Conditions of Purchase (Exhibit A). As new product releases of OS/COMET are made by STI, STI shall provide an updated and current list to Motorola for incorporation into Exhibit D.

16.  ASSIGNMENT OF COPYRIGHTS.

     Upon completion and delivery of the Software Builds and associated documentation constituting the SGC software, described in a Software Build SOW, STI agrees to provide a complete description of the software and documentation constituting each Software Build which will be incorporated into a Copyright Assignment (Exhibit C). STI further agrees to execute a Copyright Assignment for each Software Build, of the form contained in Exhibit C upon the request of Motorola.

17.  TERMINATION OF LETTER CONTRACT

     This Contract constitutes the definitive contract referenced in Paragraph 4, entitled "Negotiation", of Letter Contract No. C262RS between the Parties dated 30 March 1994. Consequently, upon execution of this Contract, said Letter Contract shall terminate and is hereby superseded by this Contract, no further payments shall be made by Motorola to STI and no further claims shall be made by STI under said Letter Contract.

18.  MODIFICATION OF GENERAL TERMS AND CONDITIONS

     Motorola's General Terms and Conditions of Purchase for the IRIDIUM Communications System (Apr 94), Article 17, Warranty, paragraph (a) is hereby modified in its entirety to read:

          "Seller warrants that it has title to the Goods, Documentation and Services delivered under this Contract. In addition, except for the last SGC Software Build to be delivered under the Contract, Seller warrants that for the period from acceptance by Motorola of a SGC Software Build for introduction into the SCS Integration & Test Phase through final acceptance by Motorola of the subsequent SGC Software Build (completion of the SCS I&T phase for that subsequent SGC Software Build), all Goods, Documentation and Services delivered hereunder, including all components and materials included therein, will be free from defects in material and workmanship, will be fit and sufficient for the purpose intended, will be merchantable, and will meet and comply with all requirements of all samples, drawings and specifications referred to or incorporated by reference herein. For the last SGC Software Build to be delivered hereunder, the preceding warranty shall apply for a period of 4 months following final acceptance by Motorola of the SGC Software Build. If Seller is responsible for the design of the Goods, Documentation and Services, Seller further warrants that the goods will be free from defects in design. Seller further warrants that the Goods, Documentation and Services ordered hereunder will be done by careful, efficient and qualified workers in the best and most workmanlike manner and that the Goods, Documentation and Services will conform to the requirements hereof and to the highest standards applicable in the field. The foregoing provisions shall survive acceptance and shall extend equally to Motorola and its customers."

February 7, 1994                                                         Page 10

19.  RELATIONSHIP WITH OTHER AGREEMENTS

     The following agreement, soon to be executed, relates to the effort described herein. The rights and responsibilities of the parties within this related agreement is set forth within the separate and independent agreement.

     Professional Services Agreement C300RS, dated May 5, 1994.

20.  EFFECTIVE DATE

     This Contract shall be deemed effective as of February 7, 1994.

                                  SIGNATURES

     IN WITNESS WHEREOF, the authorized representatives of the Parties have executed this Contract by signing below.

MOTOROLA, INC.                         SOFTWARE TECHNOLOGY, INC.:
Satellite Communications Division:
BY: /s/ Robert Selber                  BY: /s/ James A. Traficant
   --------------------------------        ------------------------
   Robert Selber                           James A. Traficant
   Strategic Business Manager              Secretary/VP Advanced Programs



February 7, 1994                                                        Page 11